EXHIBIT 4.13
                                 TRUST AGREEMENT
                                       OF
                            COVANTA CAPITAL TRUST II

     THIS TRUST AGREEMENT is made as of July 16, 2001 (this "Trust Agreement"), by and among Covanta Energy Corporation, a Delaware corporation, as sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

1. The trust created hereby shall be known as "Covanta Capital Trust II" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss. 3801, et seq. (the "Business Trust Act"), and that this Trust Agreement constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement (i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Sponsor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions which the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein. The Trustee shall not have any duty or obligation under or in connection with this Trust Agreement or any document contemplated hereby, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

4. The Sponsor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 4. The obligations of the Sponsor under this Section 4 shall survive the resignation or removal of the Trustee, shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement.

5. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto; (ii) to file with the New York Stock Exchange, the Pacific Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of and to execute, deliver and perform on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, including the Pricing Agreement attached as an exhibit thereto, if any, in each case among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement; (v) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (vi) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing.

     In the event that any filing referred to in this Section 5 is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws to be executed on behalf of the Trust by a trustee, the Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission, an Exchange or applicable state securities or blue sky laws.

6. The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

7.   This Trust Agreement may be executed in one or more counterparts.

8. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Business Trust Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                                          [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                       COVANTA ENERGY CORPORATION,
                                       as Sponsor




                                       By: /s/ Louis M. Walters
                                          ________________________________
                                          Name:  Louis M. Walters
                                          Title: Vice President and Treasurer


                                       WILMINGTON TRUST COMPANY, as Trustee




                                       By: /s/ W. Thomas Moore, II
                                           ________________________________
                                           Name:  W. Thomas Moore, II
                                           Title: Administrative Account Manager